Exhibit 4.1

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2025 AND THE ACCOMPANYING PROSPECTUS (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT. SEVEN HILLS REALTY TRUST Formed under the laws of the State of Maryland TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Transferable Subscription Rights to Purchase Common Shares of Beneficial Interest of Seven Hills Realty Trust Subscription Price: $8.65 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2025, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. The Rights entitle the holder thereof to subscribe for and purchase one new common share of beneficial interest, par value $0.001 per share (the “Common Shares”), of Seven Hills Realty Trust, for every two Rights held, at a price per share equal to $8.65 (the “Subscription Price”) (the “Primary Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Seven Hills Realty Trust Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Seven Hills Realty Trust will not issue fractional Common Shares upon the exercise of Rights; accordingly, Rights may be exercised only in integer multiples of two, except that any holder who owns fewer than two Common Shares as of the record date of November 10, 2025 may subscribe, at the Subscription Price, for one full Common Share. If any Common Shares available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Primary Subscription Rights (the “Excess Shares”), any Rights holder that exercises its Primary Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to pro rata reductions and share ownership limitations set forth in the Declaration of Trust of Seven Hills Realty Trust, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the Subscription Price for each Common Share in accordance with the “Instructions as to Use of Seven Hills Realty Trust Subscription Rights Certificates” that accompany this Subscription Rights Certificate. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Seven Hills Realty Trust and the signatures of its duly authorized officers. Dated: November 10, 2025 _____ _______________ ____ __ President, Chief Investment Officer Chief Financial Officer and Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by hand: Equiniti Trust Company, LLC Attn: Reorganization Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120 If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for Common Shares pursuant to your Primary Subscription Right, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for Common Shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 5 below. To the extent you subscribe for more Common Shares than you are entitled under either the Primary Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Common Shares for which you are entitled to subscribe under the Primary Subscription Right or Over-Subscription Privilege, as applicable. (a) EXERCISE OF PRIMARY SUBSCRIPTION RIGHT: I apply for ______________ Common Shares x $ 8.65 = $_______________ (no. of new shares) (subscription price) (amount enclosed) (b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is fully exercised possible. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions and share ownership limitations in the Declaration of Trust of the Company. I apply for ______________ shares x $ 8.65 = $_______________ (no. of new shares) (subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed = $__________________ METHOD OF PAYMENT Certified bank check payable to “Equiniti Trust Company, LLC as Subscription Agent.” FORM 2-TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 6. For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to: ________________________________________________________________ ________________________________________________________________ Social Security # __________________________________________________ Signature(s): ______________________________________________________ IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 3-SALE OF RIGHTS (ONLY APPLICABLE TO DIRECT HOLDERS) If you would like to sell all or any of your Rights either (a) contact your financial advisor or broker-dealer to initiate the sale or (b) complete this Form 3 if you hold Common Shares directly (not through a financial advisor or broker-dealer). □ Sell any remaining unexercised Rights (submit to Subscription Agent by November 26, 2025) □ Sell all of my Rights (submit to Subscription Agent by November 26, 2025) FORM 4-DELIVERY TO DIFFERENT ADDRESS If you wish for the Common Shares underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6. ________________________________________________________________ ________________________________________________________________ ________________________________________________________________ FORM 5-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that: (1) I do not intend to violate the provisions of the Declaration of Trust of the Company that prohibit any person from owning, being deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or beneficially owning under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 9.8% in value or number, whichever is more restrictive, of any class or series of the Company’s outstanding shares of beneficial interest, including the Common Shares (the “Ownership Limitations”); and (2) in the event any Common Shares may be allocable to me pursuant to my exercise of the Primary Subscription Right and/or the Over-Subscription Privilege, (a) I agree to promptly provide to the Company such information as the Company may request in order to determine compliance, and to ensure compliance, with the Ownership Limitations, (b) I understand that I may not be allocated any or all of such Common Shares to the extent such allocation would cause myself or any other person to violate the Ownership Limitations and (c) I understand that if I am allocated Common Shares that cause myself or any other person to violate the Ownership Limitations, the Company may pursue remedies available to it under the Declaration of Trust of the Company. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in this Rights Offering. Signature(s): ______________________________________________________ IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. This form must be completed if you have completed any portion of Forms 2 or 4. Signature Guaranteed: _______________________________________________ (Name of Bank or Firm) By:_______________________________________________________________ (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. FOR INSTRUCTIONS ON THE USE OF SEVEN HILLS REALTY TRUST SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT 866 342-4881.